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                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No. 33-74080


PROSPECTUS

                              PAB BANKSHARES, INC.

                           THIRD AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN
                               __________________


     PAB Bankshares, Inc. (the "Company") is offering through its Third Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to shareholders of record of its common stock, no par value (the "Common Stock"), the means to (i) reinvest automatically cash dividends in shares of Common Stock and (ii) make additional voluntary cash purchases of Common Stock.

     This Prospectus describes the Plan, which provides holders of record of Common Stock with a simple and convenient means of purchasing shares of Common Stock. All shareholders of record of Common Stock are eligible to participate in the Plan with respect to all or any portion of the shares of Common Stock registered in his or her name. A broker or nominee that is a record owner of Common Stock may participate in the Plan on behalf of one or more beneficial owners of Common Stock in accordance with the rules and regulations established by the Company.

     Participants in the Plan (the "Participants") will have cash dividends automatically reinvested in shares of Common Stock at a purchase price equal to the weighted average price incurred to purchase all shares acquired in the 30 day period prior to the Investment Date (as defined herein). No brokerage commissions will be payable with respect to shares of Common Stock purchased pursuant to the Plan.

     Participants in the Plan may also make additional voluntary cash payments of not less than $50 nor more than $5,000, in the aggregate, for each calendar year period to be applied to the purchase of shares of Common Stock at a purchase price equal to the weighted average price incurred to purchase all shares acquired in the 30 day period prior to the Investment Date. No brokerage commissions will be payable with respect to shares of Common Stock purchased pursuant to the Plan.

     This Prospectus relates to the shares of Common Stock of the Company registered for sale under the Plan. Shares may also be purchased in the open market for use by the Plan. Please retain this Prospectus for future use.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS APRIL 3, 2000.

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                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
                                                                  ----

ADDITIONAL INFORMATION...........................................   1

INCORPORATION BY REFERENCE.......................................   1

THE COMPANY......................................................   3

DESCRIPTION OF THE PLAN..........................................   3

 PURPOSE.........................................................   3
 PARTICIPATION...................................................   3
 ADMINISTRATION..................................................   4
 PURCHASES.......................................................   4
 VOLUNTARY CASH PAYMENTS.........................................   6
 REPORTS TO PARTICIPANTS.........................................   7
 DIVIDENDS.......................................................   7
 WITHDRAWALS.....................................................   7
 FEDERAL INCOME TAX CONSEQUENCES.................................   8
 OTHER INFORMATION...............................................   9

USE OF PROCEEDS..................................................  11

INDEMNIFICATION..................................................  11

EXPERTS..........................................................  11

LEGAL MATTERS....................................................  11


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                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be obtained from the web site that the Commission maintains at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company (Symbol: PAB) can be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, on which the Common Stock is listed.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999; and

    (ii) the description of PAB Common Stock contained in the Company's Registration Statement on Form 8-A/A, as filed on July 3, 1996.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the termination of the offering are hereby incorporated by reference into this Prospectus and should be deemed a part hereof from the date of filing of such documents. Any statement or information contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of the Registration Statement and this Prospectus to the extent that a statement or information contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of the Registration Statement and this Prospectus, or any supplement hereto.

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     This Prospectus incorporates by reference certain documents that are not presented herein or delivered herewith. Such documents are available, without charge, upon request from: PAB Bankshares, Inc., 3250 North Valdosta Road, Valdosta, Georgia 31602, Attention: Denise G. McKenzie, Corporate Secretary,
(912) 241-2775 (ext. 224).

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. HOWEVER, THE COMPANY WILL AMEND OR SUPPLEMENT THIS PROSPECTUS IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED.

     THE SHARES OF COMMON STOCK OF THE COMPANY OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS AND ARE NOT DEPOSITS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER BANK REGULATORY AGENCY.

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                                  THE COMPANY

     The Company is a Georgia bank holding company that owns four state-chartered banks, The Park Avenue Bank in Valdosta, Georgia, Farmers & Merchants Bank in Adel, Georgia, First Community Bank of Southwest Georgia in
Bainbridge, Georgia, and Eagle Bank and Trust in Statesboro, Georgia, as well as one federally-chartered thrift, Baxley Federal Savings Bank in Baxley, Georgia.

     The Company's executive offices are located at 3250 North Valdosta Road, Valdosta, Georgia 31602, and its telephone number is (912) 241-2775.


                            DESCRIPTION OF THE PLAN

     The following, in question and answer form, is a summary of the material provisions of the Plan. The Plan was approved by the Company's Board of Directors on December 20, 1993. The Plan was amended on October 17, 1994, January 25, 1997, and January 1, 1998.

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide shareholders of record of the Common Stock who participate in the Plan with a simple and convenient means to (i) reinvest automatically cash dividends and (ii) make additional voluntary cash purchases of shares of Common Stock.

     Shares which are purchased directly from the Company and not in the open market will provide the Company with additional funds to be used for general corporate purposes.

PARTICIPATION

     2. WHO IS ELIGIBLE TO PARTICIPATE?

     All shareholders of record of the Common Stock are eligible to participate in the Plan. A broker or nominee that is a record owner of shares of Common Stock may participate in the Plan on behalf of one or more beneficial owners of shares of Common Stock in accordance with the rules and regulations established by the Company.

     Shareholders are eligible to participate in the Plan with respect to all or any portion of the shares of Common Stock registered in their names.

     3. DOES A SHAREHOLDER HAVE TO AUTHORIZE DIVIDEND REINVESTMENT ON A MINIMUM NUMBER OF SHARES?

     No, there is no minimum number of shares required to participate.   If a
Participant wishes to change the number of shares of Common Stock subject to the Plan, such Participant must notify the Administrator in writing.

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     4. HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

     An eligible shareholder may participate in the Plan at any time by completing and signing the authorization card (the "Authorization Card") and returning it to the Company's transfer agent. Authorization Cards for new Participants must be received prior to a dividend record date (the "Record Date") for eligible shareholders to reinvest such cash dividend.

     5. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     By marking the appropriate spaces on the Authorization Card, a shareholder may choose among the following options:

     (a) to reinvest automatically cash dividends on all shares registered in a shareholder's name;

     (b) to reinvest automatically cash dividends on less than 100% of all shares registered in a shareholder's name (a specified number of whole shares) and continue to receive cash dividends directly on the remaining shares; and

     (c) to invest by making additional voluntary cash payments of not less than $50 nor more than $5,000, in the aggregate, for each calendar year period, as further described hereinafter.

     Dividends on all shares purchased for a Participant's account under the Plan, whether through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.

ADMINISTRATION

     6. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     The Plan is administered by Registrar and Transfer Co. (the
"Administrator"). The Administrator keeps records, sends statements to Participants regarding each Participant's account and performs other duties relating to the Plan. Any questions and correspondence regarding the Plan should be addressed to:

     PAB Bankshares, Inc. Dividend Reinvestment and Common Stock Purchase Plan Registrar and Transfer Co., Administrator
     10 Commerce Drive
     Cranford, New Jersey  07016-3572
     Telephone:  1 (800) 368-5948

PURCHASES

     7. BY WHAT METHODS MAY PARTICIPANTS PURCHASE COMMON STOCK UNDER THE PLAN?

     Eligible Participants may purchase Common Stock through (i) automatic reinvestment of Common Stock dividends on all or any portion of their shares and
(ii) additional voluntary cash payments of not less than $50 nor more than $5,000, in the aggregate, for each calendar year period. Voluntary cash payments may be made only if dividends are automatically reinvested.

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     8. HOW MANY SHARES OF COMMON STOCK MAY BE PURCHASED FOR A PARTICIPANT'S
ACCOUNT?

     The number of shares to be purchased for a Participant's account will depend on the amount of such Participant's dividends, voluntary cash payments, or both, and the purchase price of the Common Stock. A Participant's account will be credited with the number of shares, including fractions, equal to (i) the total amount of dividends invested on an Investment Date (less any applicable withholding taxes) divided by the purchase price per share plus (ii) the amount of voluntary cash payments invested on an Investment Date divided by the purchase price per share.

     At the option of the Company, purchases will be made directly from the Company's authorized but unissued shares, in the open market or a combination thereof. The Company will direct the Administrator with respect to each Investment Date as to the extent to which shares are to be purchased directly from the Company or in the open market.

     9. WHEN WILL PURCHASES BE MADE?

     Purchases will be made for each quarter (the three-month period beginning on January 1, April 1, July 1 and October 1, herein called the "Quarter") during the 30 day period prior to the sixteenth day following each Quarter (the "Investment Date"); provided, however, that if the sixteenth day falls on a holiday or weekend, the Investment Date will be the first business day after such date. The shares of Common Stock so purchased shall be allocated to each Participant's account on the Investment Date.

     All shares of Common Stock so purchased may be purchased and held in the name of the Plan or the Administrator.

     10. WHAT IS THE PURCHASE PRICE FOR THE SHARES OF COMMON STOCK TO BE PURCHASED UNDER THE PLAN?

     The purchase price for each share of Common Stock (the "Purchase Price") will be equal to the weighted average price incurred to purchase all shares acquired in the 30 day period prior to the Investment Date.

     11. WHEN WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Upon written request to the Administrator, a stock certificate will be issued to a Participant for the number of full shares of Common Stock in the Participant's account (minimum issuance of 10 shares), except that no certificates will be issued between the Record Date and the Investment Date. Upon issuance of such certificate, the Participant shall have all rights of ownership, and neither the Company nor the Administrator will have any responsibility with respect to such shares of Common Stock.

     12. MAY PARTICIPANTS REQUEST THE ADMINISTRATOR TO SEEK TO SELL SHARES OF COMMON STOCK HELD IN THEIR PLAN ACCOUNTS?

     Yes. Upon withdrawal from the Plan (as set forth in Question 18), the Participant may elect in writing to receive cash for all the full and fractional shares of Common Stock in the

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Participant's account. In the event a Participant elects to receive cash for the shares of Common Stock in the Participant's account, the Administrator, as the Participant's agent, will promptly sell such shares of Common Stock and deliver to the Participant the proceeds of such sale, less any termination charges, brokerage commissions and any other costs of sale. Any full and fractional interests in shares of Common Stock may be aggregated and sold with those of other withdrawing Participants. The proceeds to each Participant, in such case, will be the average sales price of all shares so aggregated and sold, less his or her pro rata share of any brokerage commissions and other costs of sale.


VOLUNTARY CASH PAYMENTS

     13. WHO WILL BE ELIGIBLE TO MAKE VOLUNTARY CASH PAYMENTS?

     Participants who have submitted a signed Authorization Card are eligible to make additional voluntary cash payments at any time commencing January 1, 1995. An initial voluntary cash payment may be made by a Participant when enrolling by enclosing a check or money order with the Authorization Card. Thereafter, voluntary cash payments may be made at any time; provided, however, that they must be received by the Administrator at least five business days, but not more than 30 business days, before an Investment Date in order to be used to allocate shares of Common Stock to a Participant's account on that Investment Date, by sending them to:

     PAB Bankshares, Inc. Dividend Reinvestment and Common Stock Purchase Plan Registrar and Transfer Co., Administrator
     10 Commerce Drive
     Cranford, New Jersey  07016-3572
     Telephone:  1 (800) 368-5948

     All checks or money orders for voluntary cash payments must be made payable to "Registrar and Transfer Co." The amounts of voluntary cash payments may vary so long as they are not less than $50 nor more than $5,000, in the aggregate, for each calendar year period.

     14. WHEN SHOULD VOLUNTARY CASH PAYMENTS BE MADE?

     Voluntary cash payments must be received by the Administrator at least five business days, but not more than 30 business days, before the Investment Date in order to be used to allocate shares of Common Stock to a Participant's account on that Investment Date. The Administrator will remit all payments received less than five business days before an Investment Date and more than 30 days before the next Investment Date to the Participant. No interest will be paid on voluntary cash payments awaiting investment, and there will be no refund of payments received but not yet invested.

     15. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No, Participants will incur no brokerage commissions, service charges or other fees with respect to purchases made under the Plan.

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REPORTS TO PARTICIPANTS

     16. HOW OFTEN WILL ACCOUNT STATEMENTS BE SENT TO PARTICIPANTS IN THE PLAN?

     The Administrator will render a statement of account to each Participant no later than 45 days after the close of each Quarter. Such statement shall show the following information for such Quarter: (i) the total amount invested by the Administrator (dividends and voluntary cash payments less any applicable tax withheld), (ii) the shares of Common Stock allocated to a Participant's account,
(iii) the cost per share of allocated Common Stock, (iv) the number of shares of Common Stock for which certificates have been issued, and (v) the beginning and ending balances in each Participant's account.

DIVIDENDS

     17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. The Administrator will receive dividends for all shares of Common Stock held under the Plan on the Record Date and will credit such dividends to a Participant's account on the basis of full and fractional shares held on the Record Date. Such dividends will be automatically reinvested in additional shares of Common Stock.

WITHDRAWALS

     18. WHEN AND HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A Participant may withdraw from the Plan at any time by giving written notice to the Administrator. Upon withdrawal, the Participant may elect in writing (i) to receive certificates representing the full shares of Common Stock in the Participant's account and cash in lieu of fractional shares (except that no certificate will be issued between the Record Date and the Investment Date) or (ii) to receive cash for all the full and fractional shares of Common Stock in the Participant's account. If no written election is made at the time the Administrator receives written notice of withdrawal from the Participant, certificates will be issued for all full shares of Common Stock in the Participant's account, and the Participant will receive cash for any fractional shares.

     In the event a Participant elects to receive cash for the shares of Common Stock in the Participant's account, the Administrator, as the Participant's agent, will promptly sell such shares of Common Stock and deliver to the Participant the proceeds of such sale, less any termination charges, brokerage commissions and any other costs of sale. Any full and fractional interests in shares of Common Stock may be aggregated and sold with those of other withdrawing Participants. The proceeds to each Participant, in such case, will be the average sales price of all shares so aggregated and sold, less his or her pro rata share of any brokerage commissions and other costs of sale.

     Notice of the death, liquidation or other termination of legal existence of a Participant shall constitute notice of withdrawal from the Plan. Settlement will be made with the Participant's legal representative or successor in interest. Neither the Company nor the Administrator shall in any way be liable for settlements made with such persons.


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     19. WHAT HAPPENS TO FRACTIONAL SHARES WHEN A PARTICIPANT WITHDRAWS FROM THE
PLAN?

     In all withdrawals, fractional interests held in the Participant's account and not otherwise aggregated and sold will be paid for in cash at a price in proportion to the arithmetic average of the high and low sales prices of the Common Stock on the Withdrawal Date as reported on the American Stock Exchange or other appropriate market, as determined by the Administrator, on which the Common Stock is traded.

     20. HOW MAY A PARTICIPANT WHO WITHDRAWS FROM THE PLAN LATER REJOIN THE
PLAN?

     A Participant who withdraws from the Plan may at any time rejoin the Plan by again completing and returning an Authorization Card to the Company's transfer agent. Such shareholder shall once again become a Participant in the Plan within 30 days following the receipt of the Authorization Card.

FEDERAL INCOME TAX CONSEQUENCES

     21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under current federal income tax law, a Participant in the Plan who acquires shares purchased directly from the Company with reinvested dividends will be treated as receiving a dividend in an amount equal to the fair market value of the additional shares so acquired. A Participant in the Plan who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the sum of the purchase price and the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

     A Participant's tax basis in shares purchased directly from the Company with reinvested dividends will be the amount treated as a dividend (i.e., the fair market value of the shares acquired). A Participant's tax basis in shares purchased in the open market with reinvested dividends would be equal to the purchase price of the shares plus the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

     A Participant's tax basis in shares purchased directly from the Company with voluntary cash payments will be the purchase price of the shares.

     A Participant's tax basis in shares purchased in the open market with voluntary cash payments would be the purchase price of the shares plus the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

     A Participant's holding period for the shares acquired pursuant to the Plan will begin on the date following the day on which the shares are credited to the Participant's account.

     THE PRECEDING DISCUSSION CONCERNING FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. NEITHER THE COMPANY NOR THE ADMINISTRATOR MAKES ANY REPRESENTATION AS TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN TO A PARTICIPANT. EACH PARTICIPANT IS URGED TO SEEK PROFESSIONAL ADVICE WITH RESPECT TO HIS PERSONAL TAX SITUATION.

OTHER INFORMATION

     22. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OF COMMON STOCK OR ACQUIRES ADDITIONAL SHARES OF COMMON STOCK?

     If a Participant sells or transfers all or any part of the Common Stock, automatic reinvestment of dividends will continue, to the same extent, as long as there are shares of Common Stock registered in the name of such Participant or held under the Plan for him or her until termination of enrollment in the Plan. Similarly, if a Participant acquires additional shares of Common Stock and such shares are registered in exactly the same name as the participating shares, dividends paid on the acquired Common Stock will automatically be reinvested, to the same extent, until termination of enrollment in the Plan.

     23. WHAT LIMITATIONS ARE IMPOSED ON PARTICIPANTS WITH REGARD TO THE COMMON STOCK HELD UNDER THE PLAN?

     Participants have no right to draw checks or drafts against their accounts or to give instructions to the Administrator to perform any acts not expressly provided for in the Plan. In addition, Participants cannot sell, assign, encumber or otherwise dispose of their rights in their individual accounts.

     24. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, HAS A STOCK SPLIT OR HAS A RIGHTS OFFERING WITH RESPECT TO THE COMMON STOCK?

     Any shares resulting from a stock dividend or stock split received by the Administrator with respect to the Common Stock (whole shares and any fractional interest) in a Participant's account will be immediately credited to such Participant's account. Participation in any rights offering will be based upon both the shares of Common Stock registered in each Participant's name and the Plan shares and any fractional interests credited to each Participant's account. The Administrator shall sell any stock rights or warrants applicable to any shares of Common Stock held in each Participant's account and reinvest the proceeds in shares of Common Stock as of the next Investment Date. If such rights or warrants have no market value, the Administrator may allow them to expire.

     25. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

     A Participant has all of the rights of any other holder of shares of Common Stock with respect to the shares of Common Stock purchased under the Plan.

     Full and fractional shares held in the Plan for each Participant will be voted as the Participant directs. A proxy card will be sent to each Participant of record in connection with any meeting of shareholders. The proxy will apply to all shares owned by him or her, including shares held in his or her Plan account. All Plan shares will be voted in accordance with the instructions given by a Participant on the proxy card, if properly signed and delivered.

     26. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE ADMINISTRATOR?

     All notices from the Company or the Administrator to a Participant will be addressed to the Participant at the address shown on his or her Authorization Card or such new address as the Participant provides in writing. The mailing of a notice to a Participant's last address of record will satisfy the Company's or the Administrator's duty of giving notice to such Participant.

     Neither the Company nor the Administrator shall be liable for any acts done or any omission to act, including, without limitation, any claims of liability
(i) with respect to the price at which the Common Stock is purchased or valued for a Participant's account and the times at which such purchases or valuations are made, (ii) for any fluctuation in the market value before or after the purchase or sale of Common Stock, or (iii) for continuation of a Participant's account until receipt by the Administrator of notice in writing of such Participant's death, liquidation or other legal dissolution.

     Each Participant assumes all risks inherent in the ownership of any Common Stock purchased under the Plan, whether or not the actual stock certificate has been issued to the Participant. A Participant has no guarantee against a decline in the price or value of the Common Stock, and the Company assumes no obligation to repurchase any shares of Common Stock purchased under the Plan.

     Participation in the Plan is subject to compliance with the securities laws of the various states in which shareholders and Participants reside. The Company may refuse to enroll in the Plan, or may require immediate withdrawal from the Plan, any shareholders or Participants residing in states where the securities laws now or hereafter prohibit the operation of the Plan, require registration procedures that the Company deems overly burdensome or contain no exemption from such registration requirements.

     27. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend or terminate the Plan at any time upon giving 30 days' written notice to the Participants and the Administrator setting forth the effective date of the amendment or termination. The Company, with the consent of the Administrator, also may terminate or amend the Plan immediately upon written notice to the Participants in order to correct any non-compliance of the Plan with any applicable law or to make administrative changes which are not material.

     28. WHAT IS THE EFFECT OF TERMINATION OR AMENDMENT OF THE PLAN?

     No amendment or termination will affect any Participant's interest in the Plan which has accrued prior to the date of the amendment or termination. In the event of the termination of the Plan, the Administrator will make a distribution of the shares of Common Stock and cash (if any) as if such Participant had withdrawn from the Plan electing not to sell his or her Common Stock as soon as practicable, but not later than 30 days after termination of the Plan. Participants will incur no service charges or other fees upon such termination.

                                USE OF PROCEEDS

     The Company does not know either the number of shares of Common Stock that will be purchased under the Plan or the prices at which such shares will be purchased. When shares are purchased directly from the Company under the Plan, the proceeds will be added to the general funds of the Company. Such proceeds will be available for general corporate purposes. The Company is unable to estimate the amount of proceeds which will be devoted to any specific purpose.


                                INDEMNIFICATION

     The Company's Articles of Incorporation provide for, and the provisions of the Georgia Business Corporation Code permit, the Company to indemnify a director or officer from liability in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                    EXPERTS

     The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, incorporated herein by reference, have been examined by Stewart, Fowler & Stalvey, P.C., independent public accountants, and have been so included in reliance upon such opinion given upon the authority of such firm as experts in accounting and auditing. To the extent that Stewart, Fowler & Stalvey, P.C. audits and reports on financial statements of the Company issued at future dates and consents to the use of their report therein, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.


                                 LEGAL MATTERS

     The legality of the securities offered hereby is being passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia.


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